                As filed with the Securities and Exchange Commission
                                   on July 8, 1998

                                                  Registration Number 33-61001


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                         ___________________________________


                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                           FORM S-8 REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                         ___________________________________


                                CERIDIAN CORPORATION
               (Exact name of registrant as specified in its charter)

                    DELAWARE                 52-0278528
               (State of incorporation)      (I.R.S. Employer
                                             Identification Number)
                                 ___________________


                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                    612-853-8100
          (Address and telephone number of Registrant's principal executive offices)
                                ____________________

                  CERIDIAN CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the Plan)
                                 ___________________

                                   John A. Haveman
                            Vice President and Secretary
                                Ceridian Corporation
                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                   (612) 853-7425
              (Name, address and telephone number of agent for service)
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                                CERIDIAN CORPORATION

          Termination of Registration Statement.

               Ceridian Corporation ("Ceridian"), formerly known as Control Data Corporation, established its Employee Stock Purchase Plan (as amended, the "Plan") to enable employees of Ceridian and its U.S. and Canadian subsidiaries to purchase shares of Ceridian common stock on favorable terms through regular payroll deductions. Ceridian registered, under the Securities Act of 1933, 500,000 shares of its common stock for sale under the Plan on a Registration Statement on Form S-8, File Number 33-61001 ("Registration Statement No. 33-61001"), which was filed with the Securities Exchange Commission (the "Commission") on July 13, 1995. Ceridian subsequently registered, under the Securities Act of 1933, 1,000,000 additional shares of its common stock for sale under the Plan on a Registration Statement on Form S-8, File Number 333-58143 ("Registration Statement No. 333-58143"), which was filed with the Commission on June 30, 1998.

               Because all of the 500,000 shares of Ceridian common stock registered on Registration Statement No. 33-61001 that could be offered and sold under the Plan has been sold, this Registration Statement can be terminated. As a result, Ceridian hereby files this Post-Effective Amendment to terminate Registration Statement No. 33-61001. Registration Statement No. 333-58143 remains effective.
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                                        SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of July 8, 1998.

                                        CERIDIAN CORPORATION

                                        By:  /s/John A. Haveman
                                             John A. Haveman
                                             Vice President and Secretary

               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed as of July 8, 1998 by the following persons in the capacities indicated.

          */s/ Lawrence Perlman         */s/ Richard G. Lareau
          Lawrence Perlman              Richard G. Lareau, Director
          Chairman and Chief
          Executive Officer
          (Principal Executive

         Officer and Director)        */s/ Ronald T. LeMay
                                        Ronald T. LeMay, Director
          */s/ J.R. Eickhoff
          J. R. Eickhoff                */s/ George R. Lewis
          Executive Vice President      George R. Lewis, Director
          and Chief Financial Officer
          (Principal Financial Officer)
                                        */s/ Charles Marshall
          */s/ Loren D. Gross           Charles Marshall, Director
          Loren D. Gross
          Vice President and
          Corporate Controller          Ronald A. Matricaria, Director
          (Principal Accounting
           Officer)                     */s/Carole J. Uhrich, Director
                                        Carole J. Uhrich, Director
          */s/ Ruth M. Davis
          Ruth M. Davis, Director       */s/ Richard W. Vieser
                                        Richard W. Vieser, Director

                                        */s/ Paul S. Walsh
          Robert H. Ewald, Director     Paul S. Walsh, Director


          *By: /s/John A. Haveman
               Attorney-in-fact